Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 14, 2006		PENINSULA CAPITAL FUND I, LLC

	By:	/s/ Gregory B. Penner
Gregory B. Penner
Manager

February 14, 2006		GREGORY B. PENNER

	By:	/s/ Gregory B. Penner
Gregory B. Penner